Exhibit 99.2

EXECUTION VERSION

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT, dated as of October 3, 2022 (this “Agreement”), is between Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Camelot Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and each of the undersigned stockholders of LogicBio Therapeutics, Inc., a Delaware corporation (the “Company”) set forth on Schedule I attached hereto (each a, “Stockholder” and together, the “Stockholders”).

WHEREAS, each Stockholder beneficially owns (as defined in Rule 13d-3 under the Exchange Act) the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) set forth opposite such Stockholder’s name on Schedule I hereto (all such shares set forth on Schedule I, together with any shares of Company Common Stock and any other voting securities of the Company over which such Stockholder acquires record or beneficial ownership of prior to the termination of this Agreement (including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, or upon exercise, vesting or conversion of any securities or otherwise), the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), to provide for (i) the making of a cash tender offer (as it may be amended or extended from time to time as permitted under, or required by, the Merger Agreement, the “Offer”) to purchase all outstanding shares of Company Common Stock, and (ii) following the consummation of the Offer, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware;

WHEREAS, as an inducement to, and condition to, the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement; and

WHEREAS, capitalized terms used but not defined herein have the meanings assigned to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Agreement to Tender.

(a) During the Agreement Period, (as defined below) each Stockholder, in its capacity as a stockholder of the Company, hereby irrevocably and unconditionally agrees to validly tender, or cause to be tendered, in the Offer (and, in each case, not withdraw) all of such Stockholder’s Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Liens (other than any transfer restrictions under applicable securities Laws) as promptly as practicable (but, in no event later than ten (10) Business Days) after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer. In furtherance of the foregoing, at the time of such tender, each Stockholder shall (i) deliver to the Paying Agent designated in the Offer (A) a letter of transmittal with respect to the Subject Shares, duly completed and validly executed in accordance with the instructions thereto, (B) a Certificate or Certificates representing the Subject Shares (or effective affidavits of loss in lieu thereof) or an “agent’s message” (or such other evidence of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares and (C) such other documents and instruments as Parent or Merger Sub may reasonably request to be delivered in order to effect the valid tender of such Stockholder’s Subject Shares in accordance with the terms of the Offer, and (ii) instruct its broker or such other Person that is the holder of record of any Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. Each Stockholder agrees that once the Subject Shares are tendered, such Stockholder will not withdraw, or cause to be withdrawn, such Subject Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 12. The Stockholders acknowledge that and agree that Merger Sub’s obligation to accept for payment shares of Company Common Stock tendered into the Offer, including any Subject Shares tendered by the Stockholder, is subject to the terms and conditions of the Merger Agreement.

(b) If the Offer is terminated or withdrawn by Merger Sub, or the Merger Agreement is terminated prior to the Effective Time in accordance with its terms, Parent and Merger Sub shall promptly return, and shall cause the Paying Agent to promptly return, all tendered Subject Shares to the registered holders of such Subject Shares (and, in connection with the foregoing, Merger Sub shall direct the Paying Agent to so return such tendered Subject Shares within five (5) Business Days of any such termination or withdrawal).

2. Voting of Subject Shares; Irrevocable Proxy.

(a) Subject to the terms of this Agreement, each Stockholder, severally and not jointly as to such Stockholder’s Subject Shares, hereby irrevocably and unconditionally agrees that, during the Agreement Period, at any annual or special meeting of the stockholders of the Company however called (including at any adjournment or postponement thereof), and in connection with any action proposed to be taken by written consent in lieu of meeting of stockholders of the Company, each Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (i) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (ii) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares:

(x) against any:

(A) Contract, agreement or arrangement related to or in furtherance of any Company Acquisition Proposal (including any Superior Offer);

(B) other transaction or transactions, individually or in the aggregate, the consummation of which would, or would reasonably be expected to, prevent, materially delay or materially interfere with the Offer or the Merger or the ability of the Company to perform its obligations under the Merger Agreement; or

(C) action, proposal, transaction or agreement (including any amendment, waiver, release from or non-enforcement of any agreement) that would, or would reasonably be expected to, result in a breach of (1) any covenant, representation, warranty or other obligation or agreement of such Stockholder under this Agreement or the Company or any Company Subsidiary under the Merger Agreement or (2) any of the conditions to Closing set forth in Article VII of the Merger Agreement or any of the conditions to the Offer set forth on Annex I of the Merger Agreement not being satisfied on or before the End Date, and

(y) in favor of the Transactions, the adoption of the Merger Agreement, any other matter relating to, or necessary for, the consummation of the Transactions and any proposal to adjourn or postpone a meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement.

(b) Each Stockholder, solely with respect to the matters described in Section 2(a) and for the duration of the Agreement Period, hereby irrevocably appoints Parent as attorney-in-fact and proxy for and on behalf of such Stockholder, with full power of substitution or re-substitution, for and in the name, place and stead of such Stockholder, to: (i) attend any and all stockholder meetings of the Company with respect to the matters set forth in Section 2(a); (ii) vote, express consent or dissent or issue instructions to the record holder to vote, express consent or dissent with respect to the Subject Shares in accordance with the provisions of Section 2(a) at any such meeting; and (iii) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 2(a), all written consents with respect to the Subject Shares. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable and shall not be terminated by operation of law or upon the occurrence of any other event other than the valid termination of this Agreement pursuant to Section 12. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 2(a) hereof. Each Stockholder agrees to execute any further agreement or instrument reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein.

3. Documentation and Information. No Stockholder shall make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent, except as may be required by applicable Law (provided, that prompt written notice of any such disclosure shall be provided to Parent, and such Stockholder shall reasonably consult with Parent with respect to such disclosure). Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holdings of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law (based on the advice of outside legal counsel) in any press release, the Offer Documents, the Company’s Schedule 14D-9 (in each case, including all schedules and documents filed with the SEC) or any other disclosure document in connection with the Offer, the Merger and the other Transactions and (b) agrees to promptly provide to Parent and the Company any information they may reasonably require for the preparation of any such disclosure documents. Parent agrees to provide Stockholders and their counsel a reasonable opportunity to review and comment on the disclosures with respect to the Stockholders authorized by the previous sentence, and will reasonably consider, in good faith, any reasonable comments provided by the Stockholders and their counsel; provided, however, that Parent will not be required to provide any Stockholder or its counsel the opportunity to review any disclosures authorized by the previous sentence if the information with respect to such Stockholder in such disclosures has previously been publicly filed in compliance with the foregoing provisions. Each Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent and Merger Sub agree to promptly give to each Stockholder any information regarding Parent and Merger Sub that such Stockholder reasonably requires for the preparation of any documents that such Stockholder is required to file with the SEC in connection with the transactions contemplated hereby, including the filing of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act.

4. No Solicitation of Company Acquisition Proposals. During the Agreement Period, each Stockholder shall not, and shall cause its Affiliates and its and their Representatives not to, directly or indirectly, take any action that would violate Section 6.4 of the Merger Agreement if such action were taken by the Company (or cause the Company or any of its Subsidiaries to violate Section 6.4 of the Merger Agreement). Without limiting the foregoing, during the Agreement Period, each Stockholder: (a) shall, and shall cause its Representatives to, cease any direct or indirect solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to any Company Acquisition Proposal and (b) shall not, and shall cause its Representatives and Affiliates, directly or indirectly, not to: (i) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal or any proposal to acquire any of the Subject Shares; (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose encouraging or facilitating, a Company Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal or any proposal to acquire any of the Subject Shares; or (iii) enter into any letter of intent, acquisition, Contract or Contract in principle with respect to a Company Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal.

5. Representations and Warranties of Stockholders. Each Stockholder represents and warrants (severally and not jointly) to Parent and Merger Sub as follows:

(a) Organization. Such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction).

(b) Authorization. Such Stockholder has all requisite corporate, limited liability company, partnership or other similar power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming its due authorization, execution and delivery by Parent and Merger Sub, constitutes its legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms (except insofar as such enforceability may be limited by the Bankruptcy and Equity Exceptions).

(c) No Violation.

(i) The execution, delivery and performance by such Stockholder of this Agreement or any ancillary agreements hereto does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof or thereof by such Stockholder, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation, modification or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of such Stockholder or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (A) the Organizational Documents of such Stockholder or any of its Subsidiaries, (B) any franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of any Governmental Entity necessary under applicable Law or any Contract or (C) assuming compliance with the matters referred to in Section 5(c)(ii), any applicable Law, other than, in the case of clauses (B) and (C), any such items that would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair, or would reasonably be expected to prevent, materially delay or materially impair, the ability of such Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, in each case, on a timely basis, in accordance with the terms of this Agreement.

(ii) No Consent of, or registration, declaration or filing with, or permit from any Governmental Entity is required to be obtained or made by or with respect to such Stockholder or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by such Stockholder or the consummation of the transactions contemplated hereby by such Stockholder, except for compliance with the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act or the Securities Act, including the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, or the securities Laws of any state or other jurisdiction.

(d) Ownership of Subject Shares. Such Stockholder is the record and beneficial owner of, and has good and marketable title to, such Subject Shares free and clear of all Liens (other than transfer restrictions imposed under applicable securities Laws). Such Stockholder has the sole power, directly or indirectly, to vote, dispose of, exercise and convert, as applicable, the Subject Shares, and to demand or waive any appraisal rights or issue instructions pertaining to the

Subject Shares with respect to the matters set forth in this Agreement, in each case, with no limitations, qualifications or restrictions on such rights (except as imposed under applicable securities Laws), and, as such, has the complete and exclusive power to, directly or indirectly, (i) issue (or cause the issuance of) instructions with respect to the matters set forth in this Agreement, (ii) agree to all matters set forth in this Agreement and (iii) demand and waive any applicable appraisal or dissent rights. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of shares of the Company Common Stock set forth on the signature page hereof are the only shares of Company Common Stock beneficially owned by such Stockholder. Other than the Subject Shares, such Stockholder does not own any shares of Company Common Stock or any options to purchase or rights to subscribe for or otherwise acquire any capital stock or other securities of the Company and has no interest in or voting rights with respect to any capital stock or other securities of the Company. Except as provided in this Agreement, there are no Contracts, agreements or arrangements of any kind, contingent or otherwise, to which such Stockholder is a party obligating such Stockholder to Transfer (as defined below), or cause to be Transferred, any of the Subject Shares. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

(e) No Proxies. Except as set forth on Schedule I hereto, none of the Subject Shares are subject to any voting agreement or proxy.

(f) Absence of Litigation. As of the date hereof, there is no Proceeding pending against or, to the knowledge of such Stockholder, threatened against or otherwise affecting, such Stockholder or its directors or officers or any of its properties or assets (including the Subject Shares) that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair, or would reasonably be expected to prevent, materially delay or materially impair, the ability of such Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, in each case, on a timely basis, in accordance with the terms of this Agreement.

(g) Opportunity to Review; Reliance. Such Stockholder has had the opportunity to review the Merger Agreement, each ancillary agreement to which it is a party and this Agreement with counsel of its own choosing. None of Parent, Merger Sub or the Company, or their respective counsel or other Representatives, has provided advice (whether legal, financial or otherwise) to such Stockholder with respect to this Agreement or the validity or effect of this Agreement or any of the transactions contemplated hereby. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h) Finders’ Fees. No investment broker, finder, investment baker, financial advisor or other Person is entitled to a fee or commission from Parent, Merger Sub, the Company or any of the Company’s Subsidiaries in respect of this Agreement based upon any Contract, arrangement or agreement made by or on behalf of such Stockholder in its capacity as such.

6. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represent and warrant to the Stockholders that: (a) it is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction); (b) it has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder; (c) the execution and delivery by it of this Agreement and the consummation of the transactions contemplated hereby by such party have been duly authorized by all necessary corporate action on the part of such party; and (d) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms (except insofar as such enforceability may be limited by the Bankruptcy and Equity Exceptions).

7. No Proxies for, Transfers of or Encumbrances on Subject Shares.

(a) Except pursuant to the terms of this Agreement, during the Agreement Period, each Stockholder shall not (and shall not cause any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant or permit to grant any proxies, powers of attorney, rights of first offer or refusal or enter into or permit to enter into any voting trust or voting agreement or other Contract or arrangement with respect to any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any Subject Shares, or any right or interest therein, (iii) create or permit to exist any Lien on any Subject Shares, or (iv) enter into any Contract, agreement, option, instrument or other arrangement or understanding with respect to the direct or indirect Transfer of any Subject Shares. Any action taken in violation of the foregoing shall be null and void ab initio. Each Stockholder shall not (and shall not cause any of its respective Representatives to) seek or solicit any such Transfer or any such Contract, agreement, option, instrument or other arrangement or understanding. Except to the extent permitted under the terms of this Agreement, each Stockholder shall not take or permit any other action that would, or would reasonably be expected to, restrict, limit, delay or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby.

(b) Notwithstanding the foregoing, each Stockholder shall have the right to Transfer all or any portion of its Subject Shares to an Affiliate of such Stockholder if and only if such Affiliate shall have agreed in writing (in a manner reasonably acceptable in form and substance to Parent) to (i) accept such Subject Shares subject to all of the terms and conditions of this Agreement and (ii) be bound by the terms, conditions and obligations of this Agreement, including that such Person shall constitute a Stockholder for all purposes of this Agreement.

(c) During the Agreement Period, each Stockholder hereby authorizes Parent and Merger Sub to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement.

8. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Company Common Stock, any rights of appraisal, any dissenters’ rights or any similar rights relating to or that may arise in connection with the Merger that such Stockholder may have by virtue of, or with respect to, any Subject Shares.

9. Notices of Certain Events. Each Stockholder shall promptly notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach or failure of any of the representations and warranties of such Stockholder set forth in Section 5. Each Stockholder shall promptly notify Parent of the number of any new Subject Shares acquired by such Stockholder, if any, after the date hereof. Any such shares shall automatically be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof.

10. Further Assurances. Parent, Merger Sub and each Stockholder shall each execute and deliver, or cause to be executed and delivered, all further Contracts, documents and instruments and use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to perform their respective obligations under this Agreement.

11. Certain Adjustments. In the event the outstanding shares of Company Common Stock are changed into a different number or class by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction of shares or the like, the term “Subject Shares” shall be appropriately adjusted and deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.

12. Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any material modification or amendment to the Merger Agreement or the Offer is effected without Stockholder’s written consent that decreases the amount, or changes the form, of consideration payable to such Stockholder pursuant to the terms of the Merger Agreement as in effect on the date hereof or (d) the termination of this Agreement by written notice from Parent to the Stockholders (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (i) this Section 12 and the applicable definitional and interpretive provisions of Section 13 shall survive such termination and (ii) no such termination shall relieve or release any Stockholder from any obligations or liabilities arising out of its breach of this Agreement prior to its termination.

13. Miscellaneous.

(a) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided that confirmation of email transmission is obtained), in each case as follows (or at such other address for a party as shall be specified by like notice):

(x)	If to Parent or Merger Sub, as set forth in Section 9.3(a) of the Merger Agreement, and

(y)	If to Stockholder, to:

FPCI BioDiscovery 5 c/o Andera Partners 2, Place Rio de Jeneiro, 75008 Paris, France Attention: Sofia Ioannidou Email:

All such notices, requests, claims, demands and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(b) Amendment and Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived by any the parties hereto, but in all cases only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto to this Agreement or, in the case of a waiver, by each party hereto against whom the waiver is to be effective. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition in this Agreement may be waived at any time prior to the Effective Time by any of the parties hereto entitled to the benefit thereof only by a written instrument signed by each such party hereto granting such waiver. Notwithstanding the foregoing, no failure or delay by a Stockholder, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law. In the event Parent amends or waives the terms and conditions of any Tender and Support Agreement it has entered into with any other stockholder of the Company, the result of which would make the terms and conditions of such other Tender and Support Agreement more favorable to such stockholder than the terms and conditions hereof are to the Stockholders, then Parent will offer to amend or waive the terms and conditions of this Agreement so they are no less favorable to the Stockholders than the terms and conditions of such other Tender and Support Agreement are to such other stockholders.

(c) Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Neither Stockholder, on the one hand, nor Parent or Merger Sub, on the other hand, may assign or delegate this Agreement or any of its rights, interests or obligations hereunder (whether by operation of law or otherwise) without the prior written approval of Parent or the Stockholders, as applicable.

(d) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto expressly acknowledge and agree that (A) the requirements of 6 Del. C § 2708 are satisfied by the provisions of this Agreement and that such statute mandates the application of Delaware law to this Agreement, the relationship of the parties hereto, the transactions contemplated hereby and the interpretation and enforcement of the rights and duties of the parties hereto hereunder, (B) the parties hereto have a reasonable basis for the application of Delaware Law to this Agreement, the relationship of the parties hereto, the transactions contemplated hereby and the interpretation and enforcement of the rights and duties of the parties hereto hereunder, (C) no other jurisdiction has a materially greater interest in the foregoing and (D) the application of Delaware Law would not be contrary to the fundamental policy of any other jurisdiction that, absent the parties hereto’s choice of Delaware Law hereunder, would have an interest in the foregoing.

(ii) Each of the parties hereto irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the purpose of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably waives, to the fullest extent permitted by Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of venue of any suit, action, or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(iii) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any action or proceeding relating to the Offer or the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party hereto. Nothing in this Section 13(d) shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

(iv) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY HERETO MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13(d).

(e) Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If a final Judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the economic, business or other intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(f) Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages or other legal remedies would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any agreed court, without proof of actual damages (and each party hereto hereby waives any requirement for the securing or posting of any bond or other security in connection therewith), specific performance being in addition to any other remedy to which the parties hereto are entitled in accordance with this Agreement. Stockholder, on the one hand, and Parent and the Merger Sub, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party hereto (or parties hereto) or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party hereto (or parties hereto) under this Agreement.

(g) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party hereto incurring such cost or expense, whether or not the transactions contemplated by this Agreement are consummated.

(h) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party hereto has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(i) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, agreements or representations by or among the parties hereto, written and oral, with respect to the subject matter hereof.

(j) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The meanings assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such term, and words denoting any gender shall include all genders. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(k) No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party hereto drafting or causing any instrument to be drafted.

(l) No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each applicable Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise specifically provided herein.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARENT: ALEXION PHARMACEUTICALS, INC.

By:	/s/ Sean Christie
Name:	Sean Christie
Title:	Chief Financial and Administration Officer

MERGER SUB: CAMELOT MERGER SUB, INC.

By:	/s/ David E. White
Name:	David E. White
Title:	Treasurer

Parent and Merger Sub Signature Page to Tender and Support Agreement

STOCKHOLDERS:

FPCI BIODISCOVERY 5, acting by its manager, ANDERA PARTNERS

By:	/s/ Sofia Ioannidou
Name: Sofia Ioannidou
Title: Partner

Stockholders Signature Page to Tender and Support Agreement

SCHEDULE I

Stockholder Name	Shares of Company Common Stock
BioDiscovery 5	2,287,413

Schedule I